Exhibit 99.1

N E W S R E L E A S E

Atmel Reports Second Quarter 2014 Financial Results

SAN JOSE, Calif., August 6, 2014 -- Atmel® Corporation (Nasdaq: ATML), a leader in microcontroller and touch solutions, today announced financial results for its second quarter ended June 30, 2014.

	GAAP			Non-GAAP
	Q2 2014	Q1 2014	Q2 2013	Q2 2014	Q1 2014	Q2 2013
Net revenue	$355.5	$337.4	$347.8	$355.5	$337.4	$347.8
Gross margin	45.4%	41.5%	42.5%	45.3%	44.0%	42.6%
Operating margin	7.4%	1.4%	5.6%	11.5%	8.9%	7.9%
Net income (loss)	$19.2	$2.2	$13.0	$38.3	$29.1	$25.3
Diluted EPS	$0.05	$0.01	$0.03	$0.09	$0.07	$0.06

(In millions, except earnings per share data and percentages)

Revenue for the second quarter of 2014 was $355.5 million, a 5% increase compared to $337.4 million for the first quarter of 2014, and 2% higher compared to $347.8 million for the second quarter of 2013.

GAAP net income totaled $19.2 million or $0.05 per diluted share for the second quarter of 2014. This compares to $2.2 million or $0.01 per diluted share for the first quarter of 2014, and $13.0 million or $0.03 per diluted share for the second quarter of 2013.

GAAP gross margin was 45.4% in the second quarter of 2014. This compares to 41.5% in the first quarter of 2014, which included a $7.1 million loss related to the manufacturing facility damage and unplanned shutdown at our Colorado Springs plant that occurred in December 2013, and 42.5% in the second quarter of 2013.

Non-GAAP net income for the second quarter of 2014 totaled $38.3 million or $0.09 per diluted share, compared to non-GAAP net income of $29.1 million or $0.07 per diluted share in the first quarter of 2014, and $25.3 million or $0.06 per diluted share for the year-ago quarter. Refer to the non-GAAP reconciliation table included in this release for more details.

Non-GAAP gross margin was 45.3% in the second quarter of 2014 compared to 44.0% in the immediately preceding quarter and 42.6% in the second quarter of 2013. Refer to the non-GAAP reconciliation table included in this release for more details.

“Our financial performance demonstrated significant improvement, both sequentially and year-over-year, driven primarily by our microcontroller business. The recent acquisition of Newport Media strengthens our leadership position in the Internet of Things marketplace,” said Steve Laub, Atmel's President and Chief Executive Officer. "We are executing on our operational initiatives and are on track to deliver substantially enhanced operating performance throughout the remainder of the year."

Cash provided by operations totaled approximately $52.5 million for the second quarter of 2014, compared to $46.2 million for the first quarter of 2014 and $8.6 million for the second quarter of 2013. Combined cash balances (cash and cash equivalents plus short-term investments) totaled $264.0 million at the end of the second quarter of 2014, an increase of $8.5 million from the immediately preceding quarter resulting from improved operating performance and cash increased even after the repurchase of $28.5 million in common stock during the second quarter.

Company Highlights

•	Acquired Newport Media, strengthening Atmel’s leadership position within the Internet of Things

•	Launched Atmel® | SMART™, a new brand of ARM-based microcontrollers for IoT applications

•	Released Atmel SmartConnect SAM R21 combining our low power microcontroller with 802.15.4 connectivity

•	Sampling Atmel SmartConnect SAM W23 combining our low power microcontroller with Wi-Fi connectivity

•	Unveiled the Arduino Zero board featuring Atmel’s 32-bit SAM D20, powering the next generation of IoT development for the maker community

•	Atmel joins industry leaders to establish Open Interconnect Consortium for IoT; participating companies include Broadcom, Dell, Intel, Samsung and Wind River

•	Collaboration with Ocular LCD for ultra-thin high performance displays for industrial touch panels

•	Atmel XSense® Wins EDN China Innovation Award for Top Ten Most Influential Technologies for the Future

Stock Repurchase
During the second quarter of 2014, Atmel repurchased 3.6 million shares of its common stock in the open market at an average price of $8.00 per share.

Non-GAAP Metrics
Non-GAAP net income excludes loss from manufacturing facility damage and shutdown, French building underutilization and other, gain related to foundry arrangements, recovery of receivables from foundry suppliers, restructuring (credits) charges, settlement charges, acquisition-related (credits) charges, gain on sale of assets, share-based compensation expense, as well as the non-GAAP income tax adjustment and other non-recurring income tax items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call
Atmel will hold a teleconference at 2 p.m. PT today to discuss the second quarter 2014 financial results. The conference call will be webcast live and can also be monitored by dialing 1-706-758-4519. The conference ID number is 62444267 and participants are encouraged to initiate their calls 10 minutes prior to the 2 p.m. PT start time to ensure a timely connection. The webcast and earnings release will be accessible at http://ir.atmel.com/ and will be archived for 12 months.

A replay of the August 6, 2014 conference call will be available the same day at approximately 5 p.m. PT and will be archived for 48 hours. The replay access number is 1-404-537-3406. The access code is 62444267.

About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, capacitive touch solutions, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry's broadest intellectual property (IP) technology portfolios, Atmel is able to provide the electronics industry with complete system solutions focused on industrial, consumer, communications, computing and automotive markets.

©2014 Atmel Corporation. Atmel®, Atmel logo and combinations thereof, Enabling Unlimited Possibilities®, and others are registered trademarks or trademarks of Atmel Corporation in the U.S. and other countries. Other terms and product names may be trademarks of others.

Safe Harbor for Forward-Looking Statements
Statements in this release, including those regarding Atmel's forecasts, business outlook, expectations, new product launches, and beliefs, among others, are forward-looking statements that involve risks and uncertainties. These statements may include comments about our future operating and financial performance, including our outlook for 2014 and beyond, our expectations regarding market share and product revenue growth, and Atmel's strategies. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, without limitation, general global macroeconomic and geo-political conditions; the cyclical nature of the semiconductor industry; the inability to realize the anticipated benefits of transactions related to acquisitions, restructuring activities or other initiatives in a timely manner or at all; the impact of competitive products and pricing; disruption to our business caused by our increased dependence on outside foundries, financial instability or insolvency proceedings affecting some of those foundries, and associated litigation involving us in some cases; industry and/or company overcapacity or undercapacity, including capacity constraints of our independent assembly contractors; the success of our customers' end products and timely design acceptance by our customers; timely introduction of new products and technologies (including, for example, our XSense and new maXTouch products) and implementation of new manufacturing technologies; our ability to ramp new products into volume production; our reliance on non-binding customer forecasts and the absence of long-term supply contracts with most of our customers; financial stability in foreign markets and the impact or volatility of foreign exchange rates; unanticipated changes in environmental, health and safety regulations; our dependence on selling through independent distributors; the complexity of our revenue recognition policies; information technology system failures; business interruptions, natural disasters or terrorist acts; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; the market price or increased volatility of our common stock; disruptions in the availability of raw materials; compliance with U.S. and international laws and regulations by us and our distributors; our dependence on key personnel; our ability to protect our intellectual property rights; litigation (including intellectual property litigation in which we may be involved or in which our customers may be involved, especially in the mobile device sector), and the possible unfavorable results of legal proceedings; and other risks detailed from time to time in Atmel's SEC reports and filings, including our Form 10-K for the year ended December 31, 2013, filed on February 28, 2014. Atmel assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Peter Schuman
Senior Director, Investor Relations
(408) 437-2026

ATMEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net revenue	$355,534	$337,361	$347,816	$692,895	$676,959

Operating expenses
Cost of revenue	194,296	197,371	199,891	391,667	397,729
Research and development	70,082	69,752	67,362	139,834	135,670
Selling, general and administrative	64,783	64,079	58,912	128,862	122,489
Acquisition-related charges	1,497	1,628	1,759	3,125	4,014
Restructuring (credits) charges	(1,583)	(224)	582	(1,807)	43,396
Recovery of receivables from foundry suppliers	—	—	(83)	—	(522)
Gain on sale of assets	—	—	—	—	(4,430)
Settlement charges	—	—	—	—	21,600
Total operating expenses	329,075	332,606	328,423	661,681	719,946
Income (loss) from operations	26,459	4,755	19,393	31,214	(42,987)

Interest and other (expense) income, net	(1,202)	77	(738)	(1,125)	(386)
Income (loss) before income taxes	25,257	4,832	18,655	30,089	(43,373)
(Provision for) benefit from income taxes	(6,021)	(2,666)	(5,679)	(8,687)	8,682
Net income (loss)	$19,236	$2,166	$12,976	$21,402	$(34,691)

Basic net income (loss) per share:
Net income (loss) per share	$0.05	$0.01	$0.03	$0.05	$(0.08)
Weighted-average shares used in basic net income (loss) per share calculations	421,090	425,390	428,239	423,233	428,617
Diluted net income (loss) per share:
Net income (loss) per share	$0.05	$0.01	$0.03	$0.05	$(0.08)
Weighted-average shares used in diluted net income (loss) per share calculations	422,834	427,276	430,536	424,876	428,617

ATMEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30, 2014	December 31, 2013
Current assets
Cash and cash equivalents	$263,971	$276,881
Short-term investments	—	2,181
Accounts receivable, net	198,984	206,757
Inventories	245,048	274,967
Prepaids and other current assets	97,582	92,234
Total current assets	805,585	853,020
Fixed assets, net	189,731	184,983
Goodwill	109,980	108,240
Intangible assets, net	25,069	28,116
Other assets	161,629	178,167
Total assets	$1,291,994	$1,352,526

Current liabilities
Trade accounts payable	$99,371	$95,872
Accrued and other liabilities	128,334	155,406
Deferred income on shipments to distributors	46,622	42,594
Total current liabilities	274,327	293,872
Other long-term liabilities	113,202	120,727
Total liabilities	387,529	414,599
Stockholders' equity	904,465	937,927
Total liabilities and stockholders' equity	$1,291,994	$1,352,526

ATMEL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
GAAP gross margin	$161,238	$139,990	$147,925	$301,228	$279,230
Loss from manufacturing facility damage and shutdown	—	7,056	—	7,056	—
Gain related to foundry arrangements	(2,071)	(58)	(1,514)	(2,129)	(1,514)
Share-based compensation expense	1,971	1,316	1,609	3,287	3,453
Non-GAAP gross margin	$161,138	$148,304	$148,020	$309,442	$281,169

GAAP research and development expense	$70,082	$69,752	$67,362	$139,834	$135,670
Share-based compensation expense	(4,383)	(4,729)	(3,016)	(9,112)	(7,624)
French building underutilization and other	(651)	(961)	—	(1,612)	—
Non-GAAP research and development expense	$65,048	$64,062	$64,346	$129,110	$128,046

GAAP selling, general and administrative expense	$64,783	$64,079	$58,912	$128,862	$122,489
Share-based compensation expense	(8,924)	(9,572)	(2,855)	(18,496)	(11,165)
French building underutilization and other	(515)	(335)	—	(850)	—
Non-GAAP selling, general and administrative expense	$55,344	$54,172	$56,057	$109,516	$111,324

GAAP income (loss) from operations	$26,459	$4,755	$19,393	$31,214	$(42,987)
Share-based compensation expense	15,278	15,617	7,480	30,895	22,242
Loss from manufacturing facility damage and shutdown	—	7,056	—	7,056	—
Acquisition-related charges	1,497	1,628	1,759	3,125	4,014
French building underutilization and other	1,166	1,296	—	2,462	—
Restructuring (credits) charges	(1,583)	(224)	582	(1,807)	43,396
Gain related to foundry arrangements	(2,071)	(58)	(1,514)	(2,129)	(1,514)
Recovery of receivables from foundry suppliers	—	—	(83)	—	(522)
Gain on sale of assets	—	—	—	—	(4,430)
Settlement charges	—	—	—	—	21,600
Non-GAAP income from operations	$40,746	$30,070	$27,617	$70,816	$41,799

GAAP (provision for) benefit from income taxes	$(6,021)	$(2,666)	$(5,679)	$(8,687)	$8,682
Adjustments for cash tax and other tax settlements	(4,788)	(1,651)	(4,057)	(6,439)	11,278
Non-GAAP provision for income taxes	$(1,233)	$(1,015)	$(1,622)	$(2,248)	$(2,596)

GAAP net income (loss)	$19,236	$2,166	$12,976	$21,402	$(34,691)
Share-based compensation expense	15,278	15,617	7,480	30,895	22,242
Loss from manufacturing facility damage and shutdown	—	7,056	—	7,056	—
Acquisition-related charges	1,497	1,628	1,759	3,125	4,014
French building underutilization and other	1,166	1,296	—	2,462	—
Restructuring (credits) charges	(1,583)	(224)	582	(1,807)	43,396
Gain related to foundry arrangements	(2,071)	(58)	(1,514)	(2,129)	(1,514)
Recovery of receivables from foundry suppliers	—	—	(83)	—	(522)
Gain on sale of assets	—	—	—	—	(4,430)
Settlement charges	—	—	—	—	21,600
Tax adjustments	4,788	1,651	4,057	6,439	(11,278)
Non-GAAP net income	$38,311	$29,132	$25,257	$67,443	$38,817

GAAP net income (loss) per share - diluted	$0.05	$0.01	$0.03	$0.05	$(0.08)
Share-based compensation expense	0.03	0.04	0.02	0.07	0.05
Loss from manufacturing facility damage and shutdown	—	0.02	—	0.02	0.01
Acquisition-related charges	—	—	—	0.01	0.10
French building underutilization and other	—	—	—	—	—
Restructuring (credits) charges	—	—	—	—	—
Gain related to foundry arrangements	—	—	—	—	—
Recovery of receivables from foundry suppliers	—	—	—	—	—
Gain on sale of assets	—	—	—	—	(0.01)
Settlement charges	—	—	—	—	0.05
Tax adjustments	0.01	—	0.01	0.01	(0.03)
Non-GAAP net income per share - diluted	$0.09	$0.07	$0.06	$0.16	$0.09

GAAP diluted shares	422,834	427,276	430,536	424,876	428,617
Adjusted dilutive stock awards - non-GAAP	7,212	8,501	9,131	7,288	11,355
Non-GAAP diluted shares	430,046	435,777	439,667	432,164	439,972

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel's operations that, when viewed in conjunction with Atmel's GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel's business and operations.

Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. Atmel may, in the future, determine to present non-GAAP financial measures other than those presented in this release, which it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect information used by the company's management in assessing its business, which may change from time to time.

Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel's results “through the eyes” of management as these non-GAAP financial measures reflect Atmel's internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel's operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel's operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures may facilitate comparisons to Atmel's historical operating results and to competitors' operating results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel's reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided above.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables above, each of the non-GAAP financial measures excludes one or more of the following items:

•	Loss from manufacturing facility damage and shutdown.

Atmel experienced an unplanned shutdown of its semiconductor manufacturing operations in Colorado Springs, Colorado in the fourth quarter of 2013 due to damage to the facility’s nitrogen plant. All repairs were completed in the first quarter of 2014 and the facility has resumed normal operations. Atmel believes that the loss from the manufacturing facility damage and shutdown is an individually discrete event that is not generally reflective of ongoing operating performance and should be excluded from period-over-period comparisons.

•	Gain related to foundry arrangements.

Gain related to foundry arrangements relates to the reduction of estimated loss previously recorded with respect to European foundry “take or pay” arrangements for wafers that were delivered during the term of the arrangement.   Atmel believes that it is appropriate to exclude gain related to foundry arrangements from Atmel's non-GAAP financial measures, as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	French building underutilization and other.

French building underutilization and other relates to charges incurred as a result of the insolvency of our tenant in France in the first quarter of 2014, and prior year real estate taxes relating to an audit assessment of the same facilities in France. Atmel believes that it is appropriate to exclude these charges as they are individually discrete events and generally not reflective of the ongoing operating performance and should be excluded from period-over-period comparisons.

•	Recovery of receivables from foundry suppliers.

Recovery of receivables from foundry suppliers related to the company's assessment of the probability of collecting on receivables from European foundry suppliers for certain services provided by Atmel to those foundries.  Atmel believes that it is appropriate to exclude recovery of receivables from foundry suppliers from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Share-based compensation expense.

Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. This includes share-based compensation expense related to performance-based restricted stock units for which Atmel recognizes share-based compensation expense to the extent management believes it is probable that Atmel will achieve the performance criteria which occurs before these awards actually vest. If the performance goals are unlikely to be met, no compensation expense is recognized and any previously recognized compensation expense is reversed. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel's control. As a result, management excludes this item from Atmel's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Atmel's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Acquisition-related charges.

Acquisition-related charges include: (1) amortization of purchased intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade names and non-compete agreements, (2) contingent compensation expense, which includes compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions, and (4) direct costs related to acquisitions such as banker, legal and accounting fees. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Atmel's performance after completion of acquisitions, because they are not related to Atmel's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.

•	Restructuring (credits) charges.

Restructuring (credits) charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel's operating costs. Restructuring (credits) charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Atmel has engaged in various restructuring activities in recent years, each has been a discrete event based on a unique set of business objectives. Atmel believes that it is appropriate to exclude restructuring charges (credits) from Atmel's non-GAAP financial measures as it enhances the ability of investors to compare Atmel's period-over-period operating results from continuing operations.

•	Non-GAAP tax adjustments.

In conjunction with the implementation of Atmel's global structure changes which took effect January 1, 2011, the company changed its methodology for reporting non-GAAP taxes. Beginning in the first quarter of 2011, Atmel's non-GAAP tax amounts approximate operating cash tax expense, similar to the liability reported on Atmel's tax returns for the current period/year. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Atmel forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

•	Gain on sale of assets.

Atmel recognizes gains resulting from the sale of certain non-strategic assets that no longer align with Atmel's long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these gains are individually discrete events and generally not reflective of the ongoing operating performance of Atmel's business and can distort period-over-period comparisons.

•	Settlement charges.

Settlement charges related to legal settlements undertaken in connection with actual or anticipated litigation, or activities undertaken in preparation for, or anticipation of, possible litigation related to intellectual property, customer claims or other matters affecting the business that are generally not reflective of ongoing company performance or ordinary course of litigation expenses.